UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): 5/26/2020 (5/21/2020)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	TG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2020, Tredegar Corporation (“Tredegar”) held its Annual Meeting of Shareholders (the “Meeting”). As of March 20, 2020, the record date for the Meeting, there were a total of 33,502,971 shares of Tredegar’s common stock outstanding and entitled to vote at the Meeting. At the Meeting, 31,971,103 shares of Tredegar’s common stock, constituting approximately 95.27% of the outstanding shares on the record date for the Meeting, were represented in person or by proxy; therefore, a quorum was present. The results of the Meeting were as follows:

Proposal 1 – Election of Directors

Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes

George C. Freeman, III	29,792,096	670,942	8,256	1,445,809
John D. Gottwald	29,308,819	1,156,272	6,203	1,445,809
William M. Gottwald	29,384,249	1,079,982	7,063	1,445,809
Kenneth R. Newsome	29,860,977	601,204	9,113	1,445,809
Gregory A. Pratt	29,863,438	601,654	6,202	1,445,809
Thomas G. Snead, Jr.	30,083,546	381,590	6,158	1,445,809
John M. Steitz	30,081,722	363,776	25,796	1,445,809
Carl E. Tack, III	29,928,971	536,277	6,046	1,445,809
Anne G. Waleski	29,879,769	584,737	6,788	1,445,809

All directors were duly elected.

Proposal 2 – The Ratification of the Appointment of KPMG LLP as Tredegar’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,748,292.00	133,154	35,657	-0-

The appointment of KPMG LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: May 26, 2020	By:	/s/ Michael J. Schewel
Michael J. Schewel
Vice President, General Counsel and Corporate Secretary